UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ANVIA HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1125 E. Broadway, Suite 770	81-3416105
(State of incorporation or organization)	Glendale, California 91250	(I.R.S. Employer Identification No.)

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box. [  ]

Securities Act registration statement file number to which this form relates (if applicable): 333-226623

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of securities contained in Anvia Holdings Corporation’s Registration Statement on Form S-1 filed May 2, 2017, as amended and supplemented (File No. 333-226623), is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit	Item
3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s registration statement on Form S-1 as filed on May 2, 2017, , and incorporated by reference herein)
3.2	By-Laws (filed as Exhibit 3.2 to the Company’s registration statement on Form S-1 as filed on May 2, 2017, and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 13, 2018

CONTURA ENERGY, INC.

By:	/s/ Ali Kasa
Name:	Ali Kasa
Title:	President